Exhibit 10.1

separation Agreement

THIS SEPARATION AGREEMENT (this “Agreement”) is made October 25, 2024, by and between Craig W. Best (the “Executive”), Peoples Security Bank and Trust Company, successor-by-merger to Penn Security Bank and Trust Company (the “Bank”), and Peoples Financial Services Corp., successor-by-merger to Penseco Financial Services Corporation (the “Parent” and, together with the Bank, the “Company”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement, dated as of January 3, 2011, as amended, which governs the Executive’s employment with the Company (the “Employment Agreement”);

WHEREAS, the Executive’s employment shall cease effective as of December 31, 2024 (the “Termination Date”); and

WHEREAS, the Company has agreed to pay the Executive certain amounts in connection with the Executive’s termination of employment, subject to the Executive’s execution of this Agreement and the Release (as defined below).

NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.             Termination.

1.1.             The parties acknowledge and agree that the Executive shall resign his employment and any positions with the Bank, Parent and any and all of their direct and indirect parent entities, subsidiaries, and affiliates (collectively, the “Company Group”) as of the Termination Date and cease to hold any officer or director positions with any Company Group member.

1.2.             The Executive acknowledges that except as otherwise provided specifically in Section 2 of this Agreement and such benefits provided under qualified and non-qualified benefit programs under which the Executive is a participant, no Company Group member has, nor will any such Company Group member have any other liability or obligation to the Executive in connection with, or otherwise arising from, the Executive’s employment with the Company Group. The Executive further acknowledges that, in the absence of his execution of this Agreement and the Release, the payments specified in Section 2 below, would not otherwise be payable. The severance and other benefits described in Section 2 are conditioned on the Executive executing the release agreement in the form attached hereto as Exhibit A (the “Release”) during the 22-day period that follows the Termination Date and will become payable in accordance with the terms of this Agreement only upon the Release becoming irrevocable.

2.             Severance Benefit. In connection with the cessation of the Executive’s employment, and in consideration of the Executive’s execution of this Agreement and the Release, and the Release becoming irrevocable, and in satisfaction of all obligations under the Employment Agreement or otherwise, and this Agreement becoming irrevocable, the Company will: (i) pay an aggregate amount of $1,190,073 in twenty-four (24) substantially equal installment over a period of twenty-four (24) months from the Termination Date, payable in accordance with the Company’s payroll practices; (ii) pay the applicable premiums otherwise payable for COBRA continuation coverage for the Executive (and, to the extent covered immediately prior to the date of Executive’s termination, his spouse and dependents) for a period of twenty-four (24) months (or if COBRA continuation coverage expires or is otherwise unavailable, then, in lieu thereof, the Executive will receive monthly payments equal to the monthly “applicable premium,” as that term is defined under COBRA, for a period equal to twenty-four (24) months); provided, however, that such COBRA premiums or payment in lieu thereof shall automatically cease upon the Executive becoming eligible for group health plan insurance, including under a spouse’s group health plan; and (iii) if applicable, pay to an outplacement firm of the Executive’s choice of a lump sum cash payment of up to $30,000 for outplacement assistance. All payments shall be made in accordance with the Company’s payroll policies as may be in effect from time to time and subject to required tax withholdings.

Notwithstanding anything to the contrary herein, Section 3.7(f) of the Employment Agreement is hereby incorporated by reference in its entirety, and accordingly, any payment to be made under this Section 2 or any other arrangement between the Executive and any member of the Company Group determined to be subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), to the extent required by Section 409A to avoid accelerated taxation and/or tax penalties thereunder, shall be delayed and shall be paid on the first day of the seventh month following the Termination Date, or if earlier, upon the Executive’s death.

3.             Restrictive Covenants. The Executive acknowledges and affirms his continuing obligations and restrictions under Article IV of the Employment Agreement, and that the terms and conditions of such obligations and restrictions contained therein are reasonable and necessary to protect the legitimate interests of the Company Group and that the Executive received adequate consideration in exchange for agreeing to those restrictions. In exchange for the good and valuable consideration contained in this Agreement, the Company agrees that the Company’s Lebanon, Pennsylvania branch shall be disregarded for purposes of determining whether any business activities are within 50 miles of any Company branch or office under Section 4.3(a) of the Employment Agreement, provided that the Executive otherwise complies with all other covenants in the Employment Agreement (including, without limitation, confidentiality and non-solicitation covenants).

4.             Cooperation. The Executive shall provide his reasonable cooperation in connection with any investigation, action or proceeding (or any appeal from any action or proceeding) which relates to events that occurred during the Executive’s employment by the Company Group; provided, however, that the Company shall reimburse the Executive for the Executive’s reasonable and documented costs and expenses.

5.             Challenge; Breach. If the Executive materially violates or challenges the enforceability of any provision of this Agreement or the Release, or materially fails to comply with any terms or conditions of this Agreement, the Release or the restrictive covenants described in Section 3, no further payments under Section 2 hereof will be due to Executive.

6.             Miscellaneous.

6.1.             Return of Company Property. The Executive hereby acknowledges and agrees that all Company Property (as defined in the Employment Agreement) and equipment furnished to, or prepared by, the Executive in the course of, or incident to, the Executive’s employment, belongs to the Company and no later than five (5) days after the Termination Date, shall be returned to the Company. Such Company Property includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, company credit cards, business cards, computer hardware and software, laptop computers, docking stations, cellular and portable telephone equipment, personal digital assistant (PDA) devices and all other proprietary information relating to the business of the Company Group.

6.2.             Reporting. Nothing in this Agreement, the Release or Article IV of the Employment Agreement will (i) prohibit the Executive from making reports (including voluntary reports) of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934, as amended, or Section 806 of the Sarbanes-Oxley Act of 2002, or making other disclosures protected under the whistleblower provisions of federal law or regulation, (ii) require prior approval by the Company or notification to the Company of any such report or (iii) prevent the Executive from collecting a monetary award in connection with such report.

6.3.             Tax Withholding. All payments provided to the Executive will be subject to tax withholding in accordance with applicable law.

6.4.             No Admission of Liability. Neither this Agreement nor the Release is to be construed as an admission of any violation of any federal, state or local statute, ordinance or regulation or of any duty owed by any Company Group member. There have been no such violations, and the Company specifically denies any such violations.

6.5.             No Reinstatement. The Executive agrees that he will not apply for reinstatement with the Company Group or seek in any way to be reinstated, re-employed or hired by the Company Group in the future unless specifically approached by the Company Group regarding re-employment or re-hiring at a future date.

6.6.             Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, assigns, subsidiaries, affiliates, executors, administrators and heirs. The Company reserves its right to assign this Agreement. Executive has no right to assign this Agreement. Executive understands and acknowledges that each other Company Group member is a third-party beneficiary of this Agreement and shall have the right to enforce the terms and obligations hereunder as it were a direct party to this Agreement.

6.7.             Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

6.8.             Entire Agreement; Amendments. The parties agree that this Agreement and the Release, together with the surviving provisions of the Executive’s restrictive covenants, contain their entire agreement and understanding relating to the subject matter hereof and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Agreement and the Release may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

6.9.             Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

6.10.             Execution Date; Counterparts and Facsimiles. This Agreement may be executed by the parties on separate counterparts, each of which shall be an original and each of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its respective duly authorized officer, and the Executive has executed this Agreement, on the date(s) below written.

COMPANy:

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Mary Griffin Cummings, Esquire
Name:	Mary Griffin Cummings, Esquire
Title:	Executive Vice President, General Counsel

Date:	October 25, 2024

PEOPLES SECURITY BANK AND TRUST COMPANY

By:	/s/ Mary Griffin Cummings, Esquire
Name:	Mary Griffin Cummings, Esquire
Title:	Executive Vice President, General Counsel

Date:	October 25, 2024

EXECUTIVE:

/s/ Craig W. Best
Craig W. Best

Date:	October 25, 2024

Exhibit A

Release AGREEMENT

THIS RELEASE AGREEMENT is for and in consideration of the payments and benefits to be provided to Craig W. Best (“Executive”) in connection with the Separation Agreement by and between the Executive, Peoples Security Bank and Trust Company (the “Bank”) and Peoples Financial Services Corp. (the “Parent”, and together the Bank, the “Company”), dated as of October 25, 2024 (the “Separation Agreement”), which rights are conditioned on the Executive signing this Release. This Release may not be executed by the Executive or the Company prior to the Termination Date (as defined in the Separation Agreement).

1.             Executive’s Release and Covenant Not to Sue.

1.1.             In exchange for the good and valuable consideration contained in the Separation Agreement, which the Executive acknowledges is sufficient, the Executive on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby fully and forever releases and discharges each Company Group (as defined in the Separation Agreement) member and their respective affiliates, and each of their predecessors and successors, assigns, direct and indirect equityholders, officers, directors, trustees, employees, agents and attorneys, past and present (each, a “Released Person,” and collectively, the “Released Persons”) from any and all claims, demands, liens, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, or whether asserted or unasserted, which the Executive now has, or hereafter can, shall or may have, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever arising or occurring through the date of this Release Agreement (each, a “Claim”, and collectively, “Claims”), including, but not limited to, any Claim for severance, any Claim arising out of the Executive’s employment by the Company Group or the termination thereof, any Claim under the Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., the Executive Retirement Income Security Act, 29 U.S.C. § 1001, et seq., any Claim based upon alleged wrongful or retaliatory discharge or breach of contract, any Claim for attorneys’ fees, any Claim for the breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, personal injury or sickness or any other harm, defamation, slander or libel, intentional infliction of emotional distress, discrimination and harassment Claims, any Claim related to age, sex, race, religion, national origin, marital status, sexual orientation, ancestry, parental status, handicap, disability, veteran status, and any Claim under any other federal, state, local or foreign statute, ordinance, regulation, or under any contract, tort or common law theory. The Executive understands and acknowledges the significance of this release and that this release is a complete and general release. The Executive further understands and acknowledges the release of unknown Claims and waiver of statutory protection against the release of unknown Claims. The Executive acknowledges and agrees that the agreements contained in this Section 1.1 are an integral part and condition of the benefits contemplated by Section 2 of the Separation Agreement.

1.2.             Notwithstanding Section 1.1 above, the Executive is not releasing any Claims hereunder with respect to (i) his rights to enforce the Separation Agreement and (ii) his right to be indemnified pursuant to the Company’s applicable governing documents.

1.3.             The Executive expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against a Released Person and that he has not assigned any Claim against a Released Person. The Executive further promises not to initiate a lawsuit, to bring or to assign to any person or entity any Claim against a Released Person arising out of or in any way related to the Executive’s employment by the Company or the termination of that employment (other than those expressly set forth in Section 1.2 above). Notwithstanding anything herein to the contrary, this Release Agreement will not prevent the Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) (or similar state agency) or participating in any investigation conducted by the EEOC (or similar state agency).

2.             Company’s Release and Covenant Not to Sue. In exchange for the good and valuable consideration contained in this Release Agreement and the Separation Agreement, the Bank and Parent, and on behalf each of their direct and indirect parent entities, subsidiaries, and affiliates, hereby fully and forever releases and discharges the Executive from any and all claims, demands, liens, agreements, contracts, covenants, suits, actions, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, or whether asserted or unasserted, which any member of the Company Group now has, or hereafter can, shall or may have, upon or by reason of any act, transaction, practice, conduct, matter, cause or thing of any kind or nature whatsoever arising or occurring through the date of this Release Agreement. It is explicitly agreed, understood and intended that this general release of claims against the Executive shall not include or constitute a waiver of (i) the Executive’s restrictive covenant obligations to the Company Group that survive the Executive’s termination of employment, including those specified in the Employment Agreement (as modified by Section 3 of the Separation Agreement), (ii) any claim of any member of the Company Group for fraud or based on willful and intentional acts or omissions of the Executive, other than those taken in good faith and in a manner that the Executive believed to be in or not opposed to the interests of the Company Group, (iii) any claims arising in connection with the Executive’s engagement by the Company Group as a director or consultant after the Termination Date (to the extent applicable), (iv) any claims to enforce this Release Agreement, and (v) any claims not waivable by the Company Group under applicable law.

3.             Rescission Right. The Executive expressly acknowledges and recites that (i) he has read and understands the terms of this Release Agreement in its entirety, (ii) he has entered into this Release Agreement knowingly and voluntarily, without any duress or coercion; (iii) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Release Agreement before signing it; (iv) he was provided twenty-two (22) calendar days after receipt of this Release Agreement to consider its terms before signing it; and (v) he has seven (7) calendar days from the date of signing to terminate and revoke this Release Agreement, in which case this Release Agreement shall be unenforceable, null and void. The Executive may revoke this Release Agreement during those seven (7) days by providing written notice of revocation to the Company at 150 North Washington Avenue, Scranton, PA 18503 Attention: General Counsel. If Executive revokes this Release Agreement, Executive will be deemed not to have accepted the terms of the Separation Agreement, no action or forbearance of action will be required of the Company or the Executive under any section of the Separation Agreement, and Executive shall not be entitled to receive any portion of the severance compensation described in Section 2 of the Separation Agreement which is conditioned on the delivery and non-revocation of this Release Agreement.

4.             Miscellaneous.

4.1.             Successors and Assigns. This Release Agreement shall inure to the benefit of and be binding upon the Company and the Executive and their respective successors, assigns, subsidiaries, affiliates, executors, administrators and heirs. The Company reserves its right to assign this Release Agreement. Executive has no right to assign this Release Agreement. Executive understands and acknowledges that each other Company Group member is a third-party beneficiary of this Release Agreement and shall have the right to enforce the terms and obligations hereunder as it were a direct party to this Release Agreement.

4.2.             Severability. Whenever possible, each provision of this Release Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of this Release Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and this Release Agreement will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

4.3.             Entire Agreement; Amendments. The parties agree that this Release Agreement and the Separation Agreement, together with the surviving provisions of the Executive’s restrictive covenants, contain their entire agreement and understanding relating to the subject matter hereof and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Release Agreement and the Separation Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

4.4.             Governing Law. This Release Agreement shall be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

4.5.             Execution Date; Counterparts and Facsimiles. This Release Agreement may be executed by the parties on separate counterparts, each of which shall be an original and each of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Company has caused this Release Agreement to be executed by its respective duly authorized officer, and the Executive has executed this Release Agreement, on the date(s) below written.

COMPANy:

PEOPLES FINANCIAL SERVICES CORP.

By:
Name:
Title:

Date:

PEOPLES SECURITY BANK AND TRUST COMPANY

By:
Name:
Title:

Date:

EXECUTIVE:

Craig W. Best

Date: